Exhibit 10.4

FOURTH SUPPLEMENTAL INDENTURE

This FOURTH SUPPLEMENTAL INDENTURE (the “Fourth Supplemental Indenture”), dated as of June 27, 2006, is entered into by and among Knight-Ridder, Inc., a Florida corporation (the “Company”), The McClatchy Company, a Delaware corporation (“McClatchy”), JPMorgan Chase Bank, N.A., a national banking association, as Trustee (the “Original Trustee”), and The Bank of New York Trust Company, N.A., a national banking association, as series trustee (the “Series Trustee”).

RECITALS

WHEREAS, the Company has heretofore executed and delivered to the Original Trustee an Indenture, dated as of November 4, 1997 (as supplemented by the Supplements (as defined below) the “Indenture”), providing for the issuance from time to time of securities to be issued in one or more series as provided in the Indenture (the “Securities”);

WHEREAS, the Company has heretofore executed and delivered to the Original Trustee and the Series Trustee (as successor to The Bank of New York) the First Supplemental Indenture, dated as of June 1, 2001, among the Company, the Original Trustee and the Series Trustee (the “First Supplemental Indenture”), the Second Supplemental Indenture dated as of November 1, 2004, among the Company, the Original Trustee and the Series Trustee (the “Second Supplemental Indenture”), and the Third Supplemental Indenture, dated as of August 16, 2005 among the Company, the Original Trustee and the Series Trustee (the “Third Supplemental Indenture,” and together with the First Supplemental Indenture and the Second Supplemental Indenture, the “Supplements”);

WHEREAS, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 12, 2006, by and between McClatchy and the Company, the Company shall merge with and into McClatchy (the “Merger”) and the separate existence of the Company shall cease and McClatchy shall survive and continue to exist as the continuing company;

WHEREAS, Section 801 of the Indenture provides, in part, that the Company may merge into McClatchy provided that McClatchy expressly assumes, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed;

WHEREAS, Section 901 of the Indenture provides that the Company and the Original Trustee may amend or supplement the Indenture without the consent of any Holder to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and Securities;

WHEREAS, the Company has delivered to the Original Trustee and the Series Trustee, or caused to be delivered to the Trustee on its behalf, an Opinion of Counsel and an Officers’ Certificate, as required by Sections 102, 801(4), and 903 of the Indenture; and

WHEREAS, all things necessary to authorize the assumption by McClatchy of the Company’s obligations under the Indenture and to make this Fourth Supplemental Indenture when executed by the parties hereto a valid and binding amendment of and supplement to the Indenture have been done and performed.

NOW, THEREFORE, THIS FOURTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby mutually covenant and agree as follows.

SECTION 1. Assumption of Obligations. McClatchy hereby expressly assumes, from and after the Effective Time (as defined in the Merger Agreement, the “Effective Time”), the due and punctual payment of the principal of and any premium and interest on all the Securities and the performance or observance of every covenant of the Indenture on the part of the Company to be performed or observed.

SECTION 2. Succession and Substitution. McClatchy, from and after the Effective Time, by virtue of the aforesaid assumption and the delivery of this Fourth Supplemental Indenture, shall succeed to and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if McClatchy had been named as the Company in the Indenture, and thereafter the Company shall be relieved of all obligations and covenants under the Indenture and the Securities.

SECTION 3. Representations and Warranties. McClatchy hereby represents and warrants that: (i) it is a corporation duly organized and validly existing under the laws of the State of Delaware; (ii) it has full corporate power and authority to execute and deliver this Fourth Supplemental Indenture and to perform its obligations under the Indenture and this Fourth Supplemental Indenture in accordance with their terms; (iii) the execution, delivery and performance of this Fourth Supplemental Indenture will not violate, conflict with or constitute a breach of, or a default under its certificate of incorporation and bylaws; (iv) immediately after giving effect to the Merger and treating any indebtedness which becomes an obligation of the Company or a Subsidiary as a result of the Merger as having been incurred by the Company or such Subsidiary at the time of the Merger, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (v) the properties or assets of the Company shall not become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the Indenture as a result of the Merger.

SECTION 4. Covenants. All covenants and agreements in this Fourth Supplemental Indenture and the Indenture shall bind McClatchy and its respective successors and assigns, whether so expressed or not.

SECTION 5. Requests and Notices. Pursuant to Section 105 of the Indenture, from and after the Effective Time, any notice or communication provided or permitted by the Indenture to be made upon, given or furnished to, or filed with the Company shall be addressed to McClatchy at 2100 Q Street, Sacramento, CA 95816, Attention: Karole Morgan-Prager, Esq. Vice President and General Counsel, Telecopy: 916-326-5596.

SECTION 6. Separability. In case any provision in this Fourth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 7. No Third Party Beneficiary. Nothing in this Fourth Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture, and the Holders, any benefit or any legal or equitable right, remedy or claim under the Indenture, as amended by this Fourth Supplemental Indenture.

SECTION 8. Continuance of Indenture; Effectiveness. This Fourth Supplemental Indenture supplements the Indenture and shall be a part of and subject to all the terms thereof. The Indenture as supplemented by this Fourth Supplemental Indenture, shall continue in full force and effect. The Fourth Supplemental Indenture shall become effective at the Effective Time. McClatchy shall give the Original Trustee and the Series Trustee notice of the Effective Time, promptly after the occurrence thereof.

SECTION 9. Governing Law. This Fourth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 10. Counterparts. This Fourth Supplemental Indenture may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 11. Trustee. Neither the Original Trustee nor the Series Trustee make any representations as to the validity or sufficiency of this Fourth Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company or McClatchy and not of the Original Trustee or the Series Trustee.

SECTION 12. Definitions. Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Indenture.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Indenture to be duly executed, as of the day and year first written above.

KNIGHT-RIDDER, INC.

By:	/s/ Gary R. Effren
Name:	Gary R. Effren
Title:	Vice President/Finance

THE MCCLATCHY COMPANY

By:	/s/ Patrick J. Talamantes
Name:	Patrick J. Talamantes
Title:	Vice President and
Chief Financial Officer

JPMORGAN CHASE BANK, N.A.,
As Trustee

By:	/s/ J. Morand
Name:	J. Morand
Title:	Authorized Signatory

THE BANK OF NEW YORK TRUST
COMPANY,N.A.,
As Series Trustee

By:	/s/ Sandee Parks
Name:	Sandee Parks
Title:	Vice President